Exhibit 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

LaRoche Petroleum Consultants, Ltd. consents to the use of information contained in our report, as of December 31, 2004, setting forth the estimates of revenues from the natural gas and crude oil reserves owned by Quicksilver Resources Inc. in the Prospectus, which is a part of this Pre-Effective Amendment No.1 to Registration Statement No. 333-122361. We further consent to the reference to us under the heading “Reserve Engineers” in the Prospectus.

LaROCHE PETROLEUM CONSULTANTS, LTD.

By:	/S/ JOE A. YOUNG
Joe A. Young Partner

Dallas, Texas

April 20, 2005